UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

Form 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report November 14, 2013

Commission File Number  000-27261

CH2M HILL Companies, Ltd.

(Exact name of registrant as specified in its charter)

Delaware	93-0549963
(State or other jurisdiction of	(I.R.S. Employer
incorporation or organization)	Identification Number)

9191 South Jamaica Street,
Englewood, CO	80112-5946
(Address of principal executive offices)	(Zip Code)

(303) 771-0900

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐            Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐            Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐            Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐            Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02.  Departure of Directors or Certain Officers;  Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

As previously reported in the Current Reports on Form 8-K filed by CH2M HILL Companies, Ltd. on September 17, 2013 and November 14, 2013, the Board of Directors of CH2M HILL appointed Jacqueline C. Hinman to succeed Lee A. McIntire as the President and Chief Executive Officer of CH2M HILL, effective January 1, 2014.  The Board of Directors also determined that effective January 1, 2014, Mr. McIntire will continue to serve as Chairman of the Board of Directors in an executive capacity.

On November 14, 2013, the Compensation Committee of the Board of Directors of CH2M HILL approved changes to Ms. Hinman’s compensation in connection with her appointment as President and Chief Executive Officer.  Effective January 1, 2014, Ms. Hinman will receive a base salary of $900,000, with a target incentive opportunity under the CH2M HILL Short Term Incentive Plan of 120% and a target incentive opportunity under the CH2M HILL Long Term Incentive Plan of 230%.  The foregoing disclosure amends and supplements the information disclosed in the Form 8-K filed on September 17, 2013.

In addition, on November 14, 2013, the Compensation Committee also approved a one-time discretionary cash bonus for Michael Lucki, the Senior Vice President and Chief Financial Officer, of CH2M HILL in the amount of $300,000 and a restricted stock grant of 2,024 shares, which vests on November 14, 2015.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, CH2M HILL has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CH2M HILL COMPANIES, LTD.

Date: November 18, 2013	By:	/s/ Michael A. Lucki
Michael A. Lucki

Its: Senior Vice President and Chief Financial Officer